Exhibit 5.1

November 4, 2005

GlycoGenesys, Inc.
31 St. James Avenue, 8th Floor
Boston, MA 02116

Re:	Registration Statement on Form S-1

Dear Ladies & Gentlemen:

At your request, we have examined the form of Registration Statement on Form S-1, as amended (the “Registration Statement”), to be filed by GlycoGenesys, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration for resale under the Securities Act of 1933, as amended, of an aggregate of up to 9,355,276 shares (the “Shares”) of common stock, par value $.01 per share, of the Company (the “Common Stock”).

We understand that the Shares may be sold from time to time for the account of Fusion Capital Fund II, LLC.

We have examined and relied, to the extent we deemed necessary, on certificates of officers of the Company as to factual matters, and on such corporate records of the Company in connection with the authorization, issuance and sale of the Shares and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as photostatic copies.

Based on the foregoing, and assuming that the full consideration for each of the Shares is received by the Company in accordance with the terms of the common stock purchase agreement dated October 21, 2005 between the Company and Fusion Capital Fund II, LLC, it is our opinion that the Shares when issued will be, validly issued, fully paid and nonassessable.

We are members of the State Bar of New York and we express no opinion as to the applicability of, compliance with, or effect of the law of any jurisdiction other than United States federal law, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Nevada, in each case as in effect as of the date of this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus, which is part of the Registration Statement.

Very truly yours,

/s/ Torys LLP